Exhibit 4.4
                        REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT is made and entered into as of _______________, 2002, between RENTECH, INC., a Colorado corporation (ACompany@) and the persons who are listed on and who sign the Investor Signature Pages attached to this Agreement (each of whom is referred to as an AInvestor@ and all of whom collectively are referred to as the AInvestors@).

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1.  DEFINITIONS.

          (a)  The term ACommission@ means the Securities and Exchange
Commission.

          (b) The term A1933 Securities Act@ means the Securities Act of 1933, as amended;

          (c) The terms Aregister,@ Aregistered,@ and Aregistration@ refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the United States Securities and Exchange Commission.

          (d) The term ARegistrable Securities@ means (i) up to 4,500,000 shares of Common Stock of the Company issuable or issued to those Investors who purchase the Company=s shares of Common Stock through its private placement offering pursuant to its Private Placement Memorandum dated January 10, 2002 (the AOffering=) and who have signed this Agreement, (ii) shares of Common Stock acquired from the Company by exercise of stock purchase warrants issued by the Company, as partial compensation, to the Company=s placement agents and consultants who participate in the Offering (the AHolders@), and (iii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock.

          (e) The term ARegistration Statement@ means a registration statement of the Company filed under the Act.

          (f)  The term A1934 Exchange Act@ means the Securities
Exchange Act of 1934, as amended.

     2.  REGISTRATION.

          (a) Mandatory Registration. (i) The Company shall use its best efforts to prepare, and, on or before the date that is sixty (60) days after the closing of the Offering, file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration of all of the Registrable Securities) (any of which may contain a combined prospectus with other registrations by the Company), covering the resale of all of the Registrable Securities held by the Investors, which Registration Statements, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including without limitation Rule 416), shall state that such Registration Statement(s) also covers such indeterminate number of additional shares (the "Indeterminate Shares") of Common Stock as may become issuable as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock.
          (b) Piggy-back Registrations. If at any time prior to the expiration of the Registration Period the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each of the Holders written notice of the Company's intention to file a Registration Statement and of such Holder=s rights under this Section 2(b). If within twenty (20) days after receipt of such notice, a Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities that the Holder requests to be registered, subject to the priorities set forth in Section 2(c) below. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. The obligations of the Company under this Section 2(b) may be waived by each individual Holder holding Registrable Securities, in its sole discretion, without effect to any other Holder. If an offering in connection with which a Holder is entitled to registration under this
Section 2(b) is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          (c) Priority in Piggy-back Registration Rights. If the registration referred to in Section 2(b) is to be an underwritten public offering for the account of the Company and the managing underwriter or underwriters advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the
Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (i) first, all securities the Company proposes to sell for its own account, (ii) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, (iii) third, the securities requested to be registered by the Holders, pro rata based on the number of Registrable Shares each has requested to be included in such registration, and (iv) fourth, the securities held by other holders of securities entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

     3. OBLIGATIONS OF THE COMPANY. In the case of a mandatory registration pursuant to Section 2(a) and a piggy-back registration pursuant to Section 2(b), the Company will, as expeditiously as practical:

          (a) Prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than the earlier of sale of all Registrable Securities covered thereby or two years after the date which the registration statement was declared or ordered effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Investors and Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by the registration statement under the securities or blue sky laws of such other jurisdictions as is reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities are to be qualified requires that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, each selling Investor or Holder shall pay such costs pro rata to the extent required by such jurisdiction.

     4. FURNISH INFORMATION. It shall be a condition precedent to the Company=s obligations to take any action that the Investor shall first furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of their securities as the Company shall reasonably request and as is required in connection with the action to be taken by the Company.

     5.  EXPENSES OF REGISTRATION.

     (a) All expenses incurred in connection with a registration pursuant to Section 2(a) (excluding underwriters= or securities broker-dealers= discounts, commissions and expenses), including, without limitation, all registration and qualification fees, printers= and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

     (b) In the case of any registration effected pursuant to Section 2(b), the Holders shall bear any additional registration and qualification fees and expenses (including underwriters' discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration. These additional expenses of the registration shall be borne by all Holders pro rata on the basis of the amount of securities so registered; provided, however, if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to that selling Holder. In addition, each selling Holder shall bear the fees and costs of its own counsel.

     6. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company or being sold by persons (the "Initial Sellers") other than the Holders exercising demand registration rights, the Company shall not be required under Section 2(b) to include any of the Holders' Registrable Securities in the underwriting unless they accept the terms of the underwriting as agreed upon between the Company or the Initial Sellers and the underwriters selected by it or them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company or the Initial Sellers. If the total amount of securities that all Holders request to be included in the offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by them, or in such other proportions as agreed to by the selling Holders); provided that no such reduction shall be made with respect to any securities offered by the Company or the Initial Sellers for its or their own account.

     7. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor and Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Securities Act) for it, and each such person, if any, who controls the Investor or Holder or underwriter within the meaning of the 1933 Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the 1933 Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Investor and Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor or Holder, underwriter, or controlling person.

     (b) To the extent permitted by law, each Investor and Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Securities Act, and each agent and any underwriter for the Company (within the meaning of the 1933 Securities Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the 1933 Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Investor or Holder expressly for use in connection with such registration; and each Investor or Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Investor or Holder (which consent shall not be unreasonably withheld).

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement of the claim and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

     9. TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Section 2(b) with respect to any request or requests made by any Holder more than two years after the date of this Agreement, nor shall the Company have any obligation under
Section 2(b) as to any Holder after the Company has offered to include or has included Registrable Securities in a registration relating to an initial public offering.

     10. REPORTS UNDER EXCHANGE ACT. When the Company is required to file reports pursuant to the Exchange Act, and with a view to making available to the Investors or Holders the benefits of Rule 144 promulgated under the 1933 Securities Act and any other rule or regulation of the Commission that may at any time permit an Investor or a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Securities Act and the 1934 Exchange Act; and

     (c) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the 1933 Securities Act and the 1934 Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Investor or Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

     11. LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as the Company or the underwriters may specify.

     12. TRANSFER BY A HOLDER OF REGISTRATION RIGHTS. The registration rights of a Holder under this Agreement may be transferred only to those persons to whom the warrants may be transferred, as described in Section (d) of the stock purchase warrants issued by the Company in connection with the Offering, and then only if: (i) the Company is given written notice at the time of the transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, and (ii) at or before the time the Company receives the written notice contemplated by clause (i) of this sentence, the transferee agrees in writing with the Company to be bound by all of the provisions contained herein.

     13.  MISCELLANEOUS.

     (a) Entire Agreement. This Agreement the documents referred to herein, and the placement agent and consulting agreements applicable to Holders, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (b) Governing Law. This Agreement shall be governed by and construed under the laws of the state of Colorado.

     (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (e) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted via facsimile or overnight courier service or mailed first-class postage prepaid, registered or certified mail. The addresses and facsimile numbers for such communications shall be:

     To the Company:     Rentech, Inc.
                         1331 17th Street, Suite 720
                         Denver, CO 80202

     If to an Investor or Holder, to their address and facsimile number set forth on that person=s signature page.

     Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date when personally delivered or when transmitted by facsimile (if confirmation of facsimile receipt has been given), on the date after being deposited with an overnight courier service, or, if sent by mail, three days after deposit in the United States mail, postage prepaid. Any party may change its address for notice by notifying the other party pursuant to the above notice provisions.

     (f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least seventy percent (70%) of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and Holder, each future holder of all such securities, and the Company.

     (g) Effect of Amendment or Waiver. Each Investor and Holder acknowledges that by the operation of Section 13(f) hereof, the holders of seventy percent (70%) of the Registrable Securities will have the right and power to diminish or eliminate all rights of an Investor or Holder under this Agreement.

     (h) Rights of Investors and Holders. Each Investor and Holder shall have the absolute right to exercise or refrain from exercising any right or rights that they may have by reason of this Agreement, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification. No Investor or Holder shall incur any liability to any other Investors or Holders with respect to exercising or refraining from exercising any of these rights.

     (i) Time of Essence. Time is of the essence regarding performance of all terms, provisions and conditions contained in this Agreement.






     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                COMPANY:

                                RENTECH, INC.



                           By:
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     [SIGNATURES OF INVESTORS AND HOLDERS APPEAR ON FOLLOWING PAGES]